Exhibit 10.7
EXECUTION VERSION

GLOBAL WATER RESOURCES, INC.
AMENDMENT NO. 2
to
NOTE PURCHASE AGREEMENT
Dated May 20, 2016
and
AMENDMENT NO. 1 TO SECURITY AGREEMENTS
Dated as of June 24, 2016
Dated as of April 20, 2018
Re: $28,750,000 4.38% senior secured promissory notes, Series A, due June 15, 2028
$86,250,000 4.58% senior secured promissory notes, Series B, due June 15, 2036

4259628

AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT
AND AMENDMENT NO. 1 TO SECURITY AGREEMENTS
This Amendment No. 2 to the Note Purchase Agreement dated May 20, 2016 and Amendment No. 1 to Security Agreements dated as of June 24, 2016 is dated as of April 20, 2018 (the or this “2018 Amendment”) and is between and among Global Water Resources, Inc., a Delaware corporation (the “Company”), Global Water LLC, a Delaware limited liability company, West Maricopa Combine, LLC (f/k/a West Maricopa Combine, Inc.), U.S. Bank National Association, a national banking association, in its capacity as collateral agent for the benefit of the Noteholders (the“Collateral Agent”) and each of the holders of the Notes signatory hereto (the “Noteholders”).
RECITALS:
A.    The Company and the Noteholders have entered into the Note Purchase Agreement dated May 20, 2016 (the “Original Note Purchase Agreement”) providing for the issuance and sale by the Company and the purchase by the Purchaser of the (i) $28,750,000 aggregate principal amount of 4.38% senior secured promissory notes, Series A, due June 15, 2028 and (ii) $86,250,000 aggregate principal amount of 4.58% senior secured promissory notes, Series B, due June 15, 2036 (the “Notes”).
B.    The Company and the Noteholders entered into that certain Amendment No. 1 to the Note Purchase Agreement dated as of December 19, 2017 (the “Amendment No. 1”). The Original Note Purchase Agreement, as amended by Amendment No. 1, is hereinafter referred to as the “Existing Note Purchase Agreement.”
C.    The Company and the Subsidiary Guarantors have each entered into a separate Security Agreement dated as of June 24, 2016 (the “Original Security Agreements”) granting the Collateral Agent a lien and security interest in certain assets.
D.    The Company, the Subsidiary Guarantors and the Noteholders now desire to amend the Existing Note Purchase Agreement and the Original Security Agreements in the respects, but only in the respects, hereinafter set forth.
E.    Capitalized terms used herein shall have the respective meanings ascribed thereto in the Existing Note Purchase Agreement unless herein defined or the context shall otherwise require.
NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this 2018 Amendment set forth in Section 3 hereof, and for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company, the Subsidiary Guarantors, the Collateral Agent and the Noteholders do hereby agree as follows:

SECTION 1.	AMENDMENT.
(i)    Note Agreement Amendments. (A) Section 10.9 of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:
Section 10.9.    Restricted Payments. The Company will not, declare or make, or incur any liability to declare or make, any Restricted Payment unless at such time and immediately after giving effect to such action, (a) no Default or Event of Default would exist and, (b) the ratio of Consolidated EBITDA to Consolidated Debt Service as of the end of any quarter for each period of four consecutive fiscal quarters (calculated as at the end of each fiscal quarter for the four consecutive fiscal quarters then ended) is not less than (i) 1.25:1.00, for any fiscal quarter ended during the period from June 24, 2016 through and including June 15, 2021, (ii) 1.20:1.00, for any fiscal quarter ended during the period from June 16, 2021 through and including June 15, 2024 and (iii) 1.25:1.00, for any fiscal quarter ended during the period from and after June 16, 2024.
(B)    Section 11(f) of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:
(f)    (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on (A) the Existing Loan Agreement or (B) any Indebtedness that is outstanding in an aggregate principal amount of at least $15,000,000, beyond any period of grace provided with respect thereto, respectively, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of (A) the Existing Loan Agreement or (B) any Indebtedness in an aggregate outstanding principal amount of at least $15,000,000 or of any mortgage, indenture or other agreement relating thereto, or any other condition exists, and as a consequence of such default or condition the Existing Loan Agreement or such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay (A) the Existing Loan Agreement or (B) Indebtedness in an aggregate outstanding principal amount of at least $15,000,000, before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness or the Existing Loan Agreement; or
(C)    The following definition is hereby added to Schedule A of the Existing Note Purchase Agreement in the appropriate alphabetical order:
“Existing Loan Agreement” means that certain $8,000,000 Revolving Credit Facility dated as of April 20, 2018 between the Company and Midfirst Bank, a federally charted savings association, and as further amended, supplemented, renewed, extended or otherwise modified or refinanced from time to time and any related loan documents (or words of comparable effect), as such related loan documents may be amended, supplemented, renewed, extended or otherwise modified or refinanced from time to time.

(D)    The following definitions set forth in Schedule A of the Existing Note Purchase Agreement are hereby amended to read in their entirety as follows:
“Collateral Agency Agreement” means the Amended and Restated Collateral Agency Agreement dated as of April 20, 2018, between the Collateral Agent, the holders of the Notes from time to time and Midfirst Bank (as the same may be amended, restated, amended and restated, supplemented, joined or otherwise modified from time to time).
“Consolidated Debt Service” means, with respect to any period, the sum of the following: (a) Consolidated Interest Expense for such period, (b) all scheduled amortization payments of principal (other than (i) balloon payments at final maturity of the Series A Notes, and (ii) principal payments of Indebtedness to the extent such payments are made with the proceeds of new Indebtedness incurred in order to refinance such existing Indebtedness) in respect of Indebtedness of the Company and its Subsidiaries (including the principal component of any payments in respect of Capital Lease obligations) paid or payable during such period after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, and (c) any dividends or stock repurchases related to Equity Interests of the Company paid or payable during such period, in each case, as of the date declared whether or not paid during any period.
“Material Credit Facility” means (i) the Existing Loan Agreement, and (ii) as to the Company and its Subsidiaries, any agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of Closing by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $15,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.
(ii)    Security Agreement Amendments.
(A)    Section 4(a) of each Original Security Agreement is hereby amended by replacing the reference to “Designated Account” in clause (i) with “Specified Account”;
(B)    Section 5(g) of each Original Security Agreement is hereby amended by deleting the phrase “of any Designated Account or any Excluded Account” and replacing such phrase with “of any Specified Account”; and
(C)    Section 7(a) of each Original Security Agreement is hereby amended by deleting the phrase “and neither the Collateral Agent nor the Required Holders have delivered the notice specified in Section 7(b)” from the lead-in to such Section.

SECTION 2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SUBSIDIARY GUARANTORS.
To induce the Noteholders to execute and deliver this 2018 Amendment (which representations shall survive the execution and delivery of this 2018 Amendment), the Company and each Subsidiary Guarantor represents and warrants to the Noteholders that:
(a)    this 2018 Amendment has been duly authorized, executed and delivered by the Company and each Subsidiary Guarantor and this 2018 Amendment constitutes the legal, valid and binding obligation of the Company and each Subsidiary Guarantor enforceable against the Company and each Subsidiary Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(b)    the Existing Note Purchase Agreement and each Original Security Agreement, as amended by this 2018 Amendment, constitutes the legal, valid and binding obligation of the Company and each Subsidiary Guarantor party thereto enforceable against the Company and each such Subsidiary Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(c)    as of the date hereof and after giving effect to this 2018 Amendment, no Default or Event of Default has occurred that is continuing;

SECTION 3.	CONDITIONS TO EFFECTIVENESS OF THIS 2018 AMENDMENT.
This 2018 Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:
(a)    executed counterparts of this 2018 Amendment, duly executed by the Company, the Subsidiary Guarantors, the Collateral Agent and the Noteholders of the outstanding principal of the Notes, shall have been delivered to the Noteholders and the Company;
(b)    the Noteholder shall have received evidence satisfactory to it that the Existing Loan Agreement has been entered into substantially as proposed in the form annexed hereto as Exhibit A;

(c)    the representations and warranties of the Company set forth in Section 2 hereof are true and correct on and with respect to the date hereof;
(d)     no Default or Event of Default shall have occurred and be continuing;
Upon receipt of all of the foregoing, this 2018 Amendment shall become effective.

SECTION 4.	MISCELLANEOUS.
Section 4.1.    (a) This 2018 Amendment shall be construed in connection with and as part of the Existing Note Purchase Agreement and the Original Security Agreements, and except as modified and expressly amended by this 2018 Amendment, all terms, conditions and covenants contained in the Existing Note Purchase Agreement, the Original Security Agreements and the Notes are hereby ratified and shall be and remain in full force and effect.
(b)    The execution and delivery of this 2018 Amendment and performance of the Note Documents shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Noteholder under, the Note Documents.
(c)    Upon the conditions precedent set forth herein being satisfied, this 2018 Amendment shall be construed as one with the Note Documents, and the Note Documents shall, where the context requires, be read and construed throughout so as to incorporate this 2018 Amendment.
(d)    If there is any conflict between the terms and provisions of this 2018 Amendment and the terms and provisions of the Note Documents, the terms and provisions of this 2018 Amendment shall govern.
Section 4.2.    Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this 2018 Amendment may refer to the Existing Note Purchase Agreement or the Original Security Agreements without making specific reference to this 2018 Amendment but nevertheless all such references shall include this 2018 Amendment unless the context otherwise requires.
Section 4.3.    The descriptive headings of the various Sections or parts of this 2018 Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
Section 4.4.    This 2018 Amendment shall be governed by and construed in accordance with the law of the State of New York.
Section 4.5.    Each Subsidiary Guarantor acknowledges that its consent to the amendments to the Existing Note Purchase Agreement effected by this 2018 Amendment is not required, but each Subsidiary Guarantor nevertheless hereby agrees and consents to the amendments to the Existing Note Purchase Agreement effected by this 2018 Amendment and to the documents and agreements referred to herein.  Each Subsidiary Guarantor agrees and acknowledges that (i) notwithstanding the effectiveness of this 2018 Amendment, each Subsidiary Guaranty (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time) shall remain in full force and effect without modification thereto, and (ii) nothing herein shall in any way limit any of the terms or provisions of each Subsidiary Guaranty executed by any

Subsidiary Guarantor (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time), all of which are hereby ratified, confirmed and affirmed in all respects. Each Subsidiary Guarantor hereby agrees and acknowledges that no other agreement, instrument, consent or document shall be required to give effect to this section. Each Subsidiary Guarantor hereby further acknowledges that the Subsidiary Guarantor may from time to time enter into any further amendments, modifications, terminations and/or waivers of any provisions of the Existing Note Purchase Agreement without notice to or consent from any Subsidiary Guarantor and without affecting the validity or enforceability of any Subsidiary Guaranty (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time) giving rise to any reduction, limitation, impairment, discharge or termination of any Subsidiary Guaranty (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time).
Section 4.6.    This 2018 Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this 2018 Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all of which together shall constitute one instrument. Delivery of this 2018 Amendment by facsimile, electronic mail or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 4.7.    The Company and each Subsidiary Guarantor acknowledge and agree that the Original Security Agreements are amended by this 2018 Amendment.

Section 4.8.    Reaffirmation of Agreements. (a) For greater certainty, the Company and each Subsidiary Guarantor hereby confirms and agrees in favour of the Secured Parties that each mortgage, charge, assignment, grant of a security interest, representation, warranty, covenant, liability, indemnity or other obligation that is expressed in the Original Security Agreements to be made or given by, or otherwise binding upon such “Pledgor” (including without limitation the grant of a security interest by such “Pledgor” in Section 2 thereof) is, and shall be deemed to be, a guarantee, representation, warranty, covenant, liability, indemnity or obligation, as applicable, made or given by, and binding upon, each such Note Party respectively, and each mortgage, charge, assignment or grant provided for therein shall be of the respective Note Party’s rights in the Collateral subject thereto.

(b)    This 2018 Amendment does not constitute a novation of the Original Security Agreements or the Note Documents or any of the Obligations under the Note Documents.
[Remainder of Page Left Intentionally Blank.]

The foregoing 2018 Amendment is hereby acknowledged and agreed as of the date first above written.

GLOBAL WATER RESOURCES, INC.

By:	/s/ Michael J. Liebman
  Name: Michael J. Liebman
  Title: Senior Vice President, Chief Financial Officer and Secretary

GLOBAL WATER LLC

By:	/s/ Michael J. Liebman
  Name: Michael J. Liebman
  Title: Manager, Secretary and Treasurer

WEST MARICOPA COMBINE, LLC

By: /s/ Michael J. Liebman
  Name: Michael J. Liebman
  Title: Manager, Secretary and Treasurer

The foregoing 2018 Amendment is hereby acknowledged and agreed as of the date first above written with respect to the Original Security Agreements.

U.S. BANK NATIONAL ASSOCIATION, AS COLLATERAL AGENT

By:	/s/ Mary Ambriz-Reyes
Name: Mary Ambriz-Reyes
Title:     Vice President

The foregoing 2018 Amendment is hereby acknowledged and agreed as of the date first above written.
METROPOLITAN LIFE INSURANCE COMPANY
By: MetLife Investment Advisors, LLC, its investment manager

By:	/s/ John A. Wills
Name: John A. Wills
Title: Senior Vice President and Managing Director

BRIGHTHOUSE LIFE INSURANCE COMPANY
By: MetLife Investment Advisors, LLC, its investment manager

By:	/s/ Judith A. Gulotta
Name: Judith A. Gulotta
Title: Managing Director

The foregoing 2018 Amendment is hereby acknowledged and agreed as of the date first above written.
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Brian Lemons
Vice President
PRIVATE PLACEMENT TRUST INVESTORS, LLC
By: Prudential Private Placement Investors, L.P., as Managing Member
By: Prudential Private Placement Investors, Inc., as its General Partner

By:	/s/ Brian Lemons
Vice President

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

By:	/s/ Brian Lemons
Assistant Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ Brian Lemons
Assistant Vice President

PRUDENTIAL ARIZONA REINSURANCE TERM COMPANY
By: PGIM, Inc., as investment manager
By:     /s/ Brian Lemons                    Assistant Vice President

The foregoing 2018 Amendment is hereby acknowledged and agreed as of the date first above written.
SUN LIFE ASSURANCE COMPANY OF CANADA

By:	/s/ Deborah J. Foss
Name: Deborah J. Foss
Title:    Managing Director, Head of Private Debt, Private Fixed Income

By:	/s/ Ann C. King
Name: Ann C. King
Title:    Assistant Vice President and Senior Counsel

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S. BRANCH)
SUN LIFE OF CANADA FUND SEPARATE ACCOUNT

By:	/s/ Deborah J. Foss
Name: Deborah J. Foss
Title:    Managing Director, Head of Private Debt, Private Fixed Income

By:	/s/ Ann C. King
Name: Ann C. King
Title:    Assistant Vice President and Senior Counsel

The foregoing 2018 Amendment is hereby acknowledged and agreed as of the date first above written.

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

By:	/s/ Jeffrey A. Fossell
Name: Jeffrey A. Fossell
Title:    Authorized Signatory

Exhibit A
EXISTING LOAN AGREEMENT
[Attached]